CPI Card Group Inc. Reports Fourth Quarter and Full Year 2020 Results

Date: February 25, 2021

Strong Net Sales Growth, Significantly Improved Bottom-Line Performance

Net Sales Up 16% and 12% Year Over Year in the Fourth Quarter and Full Year, Respectively

Net Income of $7.3 Million and $16.1 Million, Improving 404% and 415% in the Fourth Quarter and Full Year, Respectively

Adjusted EBITDA of $17.5 Million and $57.5 Million, Up 99% and 53% in the Fourth Quarter and Full Year, Respectively

Cash of $58 Million at Year End

Littleton, CO. February 25, 2021 -- CPI Card Group Inc. (OTCQX: PMTS; TSX: PMTS) (“CPI” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2020.

“Our 2020 results were strong, driven by another year of solid execution of our customer-centric strategy whereby net sales increased 12% and our profitability significantly increased,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Despite challenges presented by the COVID-19 pandemic, we believe we gained overall market share in 2020 and executed key initiatives to even better position CPI to meet market and customer needs in 2021 and beyond.”

Scheirman continued, “We believe we are well-positioned to capitalize on market opportunities, including the ongoing transition to contactless cards in the U.S. and the market demand for innovative and differentiated products such as our eco-focused Second Wave® contactless product, a debit or credit card featuring a core made with recovered ocean-bound plastic, and Card@Once®, our Software-as-a-Service instant issuance solution that enables financial institutions to instantly issue debit and credit cards in branch.”

Fourth Quarter and Full Year 2020 Financial Highlights

Net sales increased 16% and 12% year-over-year to $84.1 million and $312.2 million in the fourth quarter and full year 2020, respectively. Gross profit increased 41% and 21% year-over-year in the fourth quarter and full year 2020, respectively. Gross profit margin increased to 36.8% in the fourth quarter of 2020, compared to 30.2% in the prior year period. Gross profit margin increased to 35.3% from 32.8% in the full year 2020 compared to the prior year.

Income from operations was $12.4 million and $38.4 million in the fourth quarter and full year 2020, respectively, compared with $3.7 million and $24.7 million in the fourth quarter and full year 2019, respectively. In the second quarter of 2019, the Company recognized a $6.0 million gain related to the cash settlement of litigation, which was included in income from operations.

Fourth quarter 2020 net income was $7.3 million, or $0.64 per diluted share, compared to a net loss of $2.4 million, or a $0.21 loss per diluted share, in the fourth quarter of 2019. For the full year

2020, net income was $16.1 million, or $1.44 per diluted share, compared to a net loss of $5.1 million, or a $0.46 loss per diluted share, in 2019.

Adjusted EBITDA increased 99% and 53% year-over-year to $17.5 million and $57.5 million in the fourth quarter and full year 2020, respectively.

Fourth Quarter and Full Year 2020 Segment Information

Debit and Credit:

Debit and Credit Segment net sales increased 13% year over year to $69.6 million in the fourth quarter and 18% to $250.4 million for full year 2020. Growth for the fourth quarter and full year 2020 was driven primarily by higher volumes of contactless card sales, including Second Wave® cards featuring a core made with recovered ocean bound plastic. In addition, net sales increased from CPI On-Demand® card personalization due to higher volumes from our existing customers, new customers and from COVID-19 related government disbursement work. This growth was partially offset primarily by COVID-19 impacts, including reduced volumes in card personalization stemming from fewer new accounts and requests for replacement cards. Card@Once® product sales were also primarily impacted by COVID-19 due to reduced hours of operation, lack of access or closure of certain bank branches.

Prepaid Debit:

Prepaid Debit Segment net sales increased 34% year over year to $14.9 million in the fourth quarter and decreased 1% to $63.6 million for full year 2020. Growth for the fourth quarter was primarily due to increased customer demand. For the full year, the decrease was the result of lower sales volumes primarily associated with COVID-19 impacts, including lower retail store traffic.

Balance Sheet, Liquidity, and Cash Flow

As of December 31, 2020, cash and cash equivalents was $57.6 million. Cash provided by operating activities was $11.9 million and capital expenditures were $3.8 million in the fourth quarter of 2020, yielding Adjusted Free Cash Flow of $8.1 million. For the full year 2020, cash provided by operating activities was $22.1 million and capital expenditures were $7.1 million, yielding Adjusted Free Cash Flow of $15.0 million. This compares with the full year 2019 when cash provided by operating activities was $3.0 million, or a $3.0 million cash usage when excluding the $6.0 million cash received from a litigation settlement, and capital expenditures were $4.2 million, resulting in Adjusted Free Cash Flow use of $7.2 million. For the full year 2020, cash provided by operating activities and Adjusted Free Cash Flow increased $19.1 million and $22.2 million year-over-year, respectively.

Total debt principal outstanding, comprised of the Company’s $30 million Senior Credit Facility and its $312.5 million First Lien Term Loan, was $342.5 million at December 31, 2020. As of December 31, 2020, $8.0 million of debt principal was classified as a current liability as a result of an excess free cash flow calculation, which the company will offer to prepay pursuant to the terms of the debt agreements. Net of debt issuance costs and discount, total long-term debt, net of current maturities, was $328.7 million as of December 31, 2020. The Company’s Senior Credit Facility matures in May 2022 and the First Lien Term Loan matures in August 2022.

“Solid execution led to strong top-line growth and further leveraging of our business model, enabling us to significantly improve our bottom line and generate positive free cash flow”, said John Lowe, Chief Financial Officer. “Our full year financial and operating performance is reflective of solid progress against our key strategic priorities. We believe we are well positioned and have adequate cash and liquidity to support our business plan moving forward.”

Additional Investor Commentary

The Company has provided additional written commentary regarding its fourth quarter and full year performance and other business matters. This earnings press release and the additional written commentary are available at investor.cpicardgroup.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis) adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined computation in our First Lien Term Loan and Senior Credit Facility agreements, which generally conforms to the definition above, and impacts certain credit measures and covenants, including a covenant requiring the Company to have at least $25 million Adjusted EBITDA (as defined in our Senior Credit Facility) for the previous four consecutive fiscal quarters in total, at the end of each quarterly period ending on or after March 31, 2020. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA presented in this release, the measure as defined in our credit facilities may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow provided by (used in) operating activities - continuing operations, less capital expenditures from continuing operations, adjusted for cash received from a litigation settlement gain in the second quarter of 2019. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Adjusted Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities - continuing operations or any other measures of liquidity derived in accordance with GAAP.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our credit facilities; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; a disruption or other failure in our supply chain; the effects of current or additional U.S. government tariffs as well as economic downturns or disruptions, including delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; disruptions in production at one or more of our facilities; our failure to retain our existing customers or identify and attract new customers; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement claims and risks related to open source software; defects in our software; problems in production quality, materials and process; a loss of market share or a decline in profitability resulting from competition; our inability to develop, introduce and commercialize new products; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a continued decrease in the value of our common stock combined with our common stock no longer being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry (“PCI”) Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products and services; the effect of legal and regulatory proceedings; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the controlling stockholders’ ownership of our stock; the influence of securities analysts over the trading market for and price of our common stock; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; and other risks that are described in Part I, Item 1A – Risk Factors of our Form 10-K and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Unaudited for the three months and full years ended December 31, 2020 and 2019

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of December 31, 2020 and December 31, 2019

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2020 and 2019

Exhibit D	Segment Summary Information – Unaudited for the three months and full years ended December 31, 2020 and 2019

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and full years ended December 31, 2020 and 2019

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales:
Products	$46,928	$44,096	$171,968	$143,941
Services	37,212	28,529	140,221	134,132
Total net sales	84,140	72,625	312,189	278,073
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	27,862	29,120	107,642	94,889
Services (exclusive of depreciation and amortization shown below)	22,552	18,752	83,538	80,894
Depreciation and amortization	2,763	2,817	10,701	11,220
Total cost of sales	53,177	50,689	201,881	187,003
Gross profit	30,963	21,936	110,308	91,070
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,898	16,787	65,791	66,328
Depreciation and amortization	1,628	1,492	6,126	6,031
Litigation settlement gain	—	—	—	(6,000)
Total operating expenses, net	18,526	18,279	71,917	66,359
Income from operations	12,437	3,657	38,391	24,711
Other expense, net:
Interest, net	(6,239)	(6,044)	(25,397)	(24,891)
Foreign currency gain (loss)	3	(15)	(7)	(1,335)
Other income (expense), net	(12)	(29)	(102)	(4)
Total other expense, net	(6,248)	(6,088)	(25,506)	(26,230)

Income (loss) before income taxes	6,189	(2,431)	12,885	(1,519)
Income tax benefit (expense)	1,127	144	3,305	(3,474)
Net income (loss) from continuing operations	7,316	(2,287)	16,190	(4,993)
Discontinued operations:
Net loss from discontinued operation, net of tax	(31)	(108)	(61)	(124)
Net income (loss)	$7,285	$(2,395)	$16,129	$(5,117)

Basic net income (loss) per share from continuing operations:	$0.65	$(0.20)	$1.44	$(0.45)
Basic net income (loss) per share:	$0.65	$(0.21)	$1.44	$(0.46)

Diluted net income (loss) per share from continuing operations:	$0.65	$(0.20)	$1.44	$(0.45)
Diluted net income (loss) per share:	$0.64	$(0.21)	$1.44	$(0.46)

Basic weighted-average shares outstanding:	11,230,482	11,224,191	11,228,707	11,196,710
Diluted weighted-average shares outstanding:	11,326,078	11,224,191	11,232,004	11,196,710

Comprehensive income (loss)
Net income (loss)	$7,285	$(2,395)	$16,129	$(5,117)
Reclassification adjustment to foreign currency loss	—	—	—	1,329
Currency translation adjustment	—	—	—	31
Total comprehensive income (loss)	$7,285	$(2,395)	$16,129	$(3,757)

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$57,603	$18,682
Accounts receivable, net of allowances of $289 and $395, respectively	54,592	42,832
Inventories	24,796	20,192
Prepaid expenses and other current assets	5,032	6,345
Income taxes receivable	10,511	4,164
Total current assets	152,534	92,215
Plant, equipment, leasehold improvements and operating leases right-of-use assets, net	39,403	41,612
Intangible assets, net	26,207	30,802
Goodwill	47,150	47,150
Other assets	857	1,232
Total assets	$266,151	$213,011

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$18,883	$16,482
Accrued expenses	28,149	24,735
Current portion of Long-term debt	8,027	—
Deferred revenue and customer deposits	1,868	468
Total current liabilities	56,927	41,685
Long-term debt	328,681	307,778
Deferred income taxes	7,409	6,366
Other long-term liabilities	11,171	11,478
Total liabilities	404,188	367,307

Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding	—	—
Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 11,230,482 and 11,224,191 shares issued and outstanding at December 31, 2020 and 2019, respectively	11	11
Capital deficiency	(111,858)	(111,988)
Accumulated loss	(26,190)	(42,319)
Total stockholders’ deficit	(138,037)	(154,296)
Total liabilities and stockholders' deficit	$266,151	$213,011

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Operating activities
Net income (loss)	$16,129	$(5,117)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	61	124
Depreciation and amortization expense	16,827	17,251
Stock-based compensation expense	136	250
Amortization of debt issuance costs and debt discount	3,453	1,960
Deferred income taxes	1,043	969
Reclassification adjustment to foreign currency loss	—	1,329
Other, net	1,834	153
Changes in operating assets and liabilities:
Accounts receivable	(11,662)	(688)
Inventories	(6,105)	(10,410)
Prepaid expenses and other assets	494	(1,328)
Income taxes	(6,346)	1,369
Accounts payable	1,657	1,127
Accrued expenses	2,958	(3,810)
Deferred revenue and customer deposits	1,404	(446)
Other liabilities	192	232
Cash provided by operating activities - continuing operations	22,075	2,965
Cash used in operating activities - discontinued operations	(61)	(124)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(7,093)	(4,175)
Cash received from sale of Canadian subsidiary	—	1,451
Other	—	150
Cash used in investing activities	(7,093)	(2,574)
Financing activities
Proceeds from Senior Credit Facility, net of discount	29,100	—
Debt issuance costs	(2,507)	—
Proceeds from revolving credit facility	—	11,500
Principal payment on revolving credit facility	—	(11,500)
Payments on financing leases	(2,616)	(1,926)
Cash provided by (used in) financing activities	23,977	(1,926)
Effect of exchange rates on cash	23	50
Net increase (decrease) in cash and cash equivalents	38,921	(1,609)
Cash and cash equivalents, beginning of period	18,682	20,291
Cash and cash equivalents, end of period	$57,603	$18,682
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$22,750	$23,036
Income tax payments, net	$1,043	$780
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,260	$8,533
Financing leases	$1,718	$6,438
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$1,052	$308

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months and Year Ended December 31, 2020 and 2019
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended December 31,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$69,572	$61,624	$7,948	12.9%
Prepaid Debit	14,916	11,168	3,748	33.6%
Eliminations	(348)	(167)	(181)	* %
Total	$84,140	$72,625	$11,515	15.9%

* Calculation not meaningful

	Year Ended December 31,
	2020	2019	$ Change	% Change
Net sales by segment:
Debit and Credit	$250,427	$213,141	$37,286	17.5%
Prepaid Debit	63,596	64,330	(734)	(1.1)%
Other	—	1,679	(1,679)	* %
Eliminations	(1,834)	(1,077)	(757)	* %
Total	$312,189	$278,073	$34,116	12.3%

* Calculation not meaningful

Gross Profit
	Three Months Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$25,152	36.2%	$18,893	30.7%	$6,259	33.1%
Prepaid Debit	5,811	39.0%	3,043	27.2%	2,768	91.0%
Total	$30,963	36.8%	$21,936	30.2%	$9,027	41.2%

* Calculation not meaningful

	Year Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$85,833	34.3%	$66,353	31.1%	$19,480	29.4%
Prepaid Debit	24,475	38.5%	24,814	38.6%	(339)	(1.4)%
Other	—	* %	(97)	(5.8)%	97	* %
Total	$110,308	35.3%	$91,070	32.8%	$19,238	21.1%

* Calculation not meaningful

Income from Operations
	Three Months Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
Debit and Credit	$16,934	24.3%	$11,112	18.0%	$5,822	52.4%
Prepaid Debit	4,563	30.6%	1,878	16.8%	2,685	143.0%
Other	(9,060)	* %	(9,333)	* %	273	2.9%
Total	$12,437	14.8%	$3,657	5.0%	$8,780	240.1%

* Calculation not meaningful

	Year Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
Debit and Credit	$54,848	21.9%	$35,149	16.5%	$19,699	56.0%
Prepaid Debit	19,942	31.4%	20,383	31.7%	(441)	(2.2)%
Other	(36,399)	* %	(30,821)	* %	(5,578)	(18.1)%
Total	$38,391	12.3%	$24,711	8.9%	$13,680	55.4%

* Calculation not meaningful

EBITDA
	Three Months Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment
Debit and Credit	$19,449	28.0%	$13,643	22.1%	$5,806	42.6%
Prepaid Debit	5,182	34.7%	2,455	22.0%	2,727	111.1%
Other	(7,812)	* %	(8,176)	* %	364	4.5%
Total	$16,819	20.0%	$7,922	10.9%	$8,897	112.3%
* Calculation not meaningful

	Year Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales	$ Change	% Change
EBITDA by segment
Debit and Credit	$64,522	25.8%	$45,635	21.4%	$18,887	41.4%
Prepaid Debit	22,156	34.8%	22,456	34.9%	(300)	(1.3)%
Other	(31,569)	* %	(27,468)	* %	(4,101)	(14.9)%
Total	$55,109	17.7%	$40,623	14.6%	$14,486	35.7%
* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended December 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$16,934	$4,563	$(9,060)	$12,437
Depreciation and amortization	2,522	617	1,252	4,391
Other (expenses) income	(7)	2	(4)	(9)
EBITDA	$19,449	$5,182	$(7,812)	$16,819

	Three Months Ended December 31, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$11,112	$1,878	$(9,333)	$3,657
Depreciation and amortization	2,554	579	1,176	4,309
Other (expenses) income	(23)	(2)	(19)	(44)
EBITDA	$13,643	$2,455	$(8,176)	$7,922

	Year Ended December 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$54,848	19,942	(36,399)	38,391
Depreciation and amortization	9,729	2,216	4,882	16,827
Other (expenses) income	(55)	(2)	(52)	(109)
EBITDA	$64,522	$22,156	$(31,569)	$55,109

	Year Ended December 31, 2019
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$35,149	20,383	(30,821)	24,711
Depreciation and amortization	10,520	2,094	4,637	17,251
Other (expenses) income	(34)	(21)	(1,284)	(1,339)
EBITDA	$45,635	$22,456	$(27,468)	$40,623

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income (loss) from continuing operations (GAAP) to EBITDA and Adjusted EBITDA
Net income (loss) from continuing operations	$7,316	$(2,287)	$16,190	$(4,993)
Interest expense, net	6,239	6,044	25,397	24,891
Income tax (benefit) expense	(1,127)	(144)	(3,305)	3,474
Depreciation and amortization	4,391	4,309	16,827	17,251
EBITDA	$16,819	$7,922	$55,109	$40,623

Adjustments to EBITDA
Litigation and related charges (1)	—	18	—	46
Sales tax expense(2)	633	189	926	584
Stock-based compensation expense	52	(66)	136	250
Restructuring and other charges (3)	40	720	1,269	720
Loss on Revolving Credit Facility termination(4)	—	—	92	—
Litigation settlement gain (5)	—	—	—	(6,000)
Foreign currency (gain) loss (6)	(3)	15	7	1,335
Subtotal of adjustments to EBITDA	722	876	2,430	(3,065)
Adjusted EBITDA	$17,541	$8,798	$57,539	$37,558
Net income (% change 2020 vs. 2019)	404.2%		415.2%
Adjusted EBITDA Margin (% of Net Sales)	20.8%	12.1%	18.4%	13.5%
Adjusted EBITDA growth (% change 2020 vs. 2019)	99.4%		53.2%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of cash provided by operating activities - continuing operations (GAAP) to adjusted free cash flow:
Cash provided by operating activities - continuing operations	$11,867	$5,964	$22,075	$2,965
Capital expenditures for plant, equipment and leasehold improvements	(3,773)	(877)	(7,093)	(4,175)
Cash received from litigation settlement (5)	—	—	—	(6,000)
Adjusted free cash flow - continuing operations	$8,094	$5,087	$14,982	$(7,210)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred in connection with certain patent and shareholder litigation.
(2)	The Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through 2020. Refer to Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.
(3)	Represents restructuring severance charges.
(4)	The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5)	During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6)	Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary in 2019.